                                                                   EXHIBIT 10.10


                                    ALLOY LLC
                    AUTHORIZED SALES REPRESENTATIVE AGREEMENT


                                Table of Contents

Section Number and Heading                                           PAGE
I.    Effective Date and Term of Agreement                             1

II.   Services                                                         2

III.  Relationship of Parties                                          2

IV.   ASR Responsibilities                                             3

V.    Orders                                                           5

VI.   Commissions                                                      6

VII.  Confidentiality                                                  7

VIII. Trademarks And Trade Names                                       8

IX.   Indemnification/Liability/Insurance                              8

X.    Termination                                                      9

XI.   General Provisions                                               9

Exhibit A - Code of Business Conduct

Exhibit B - Market Areas

Exhibit C - Commission Terms and Conditions


                    PROPRIETARY AND CONFIDENTIAL INFORMATION
                Not for use or disclosure outside Company and ASR
         except under written agreement approved in writing by Company.

                    AUTHORIZED SALES REPRESENTATIVE AGREEMENT

                  THIS AGREEMENT is by and between SBC Communications Inc., a Delaware corporation for itself and on behalf of Southwestern Bell Telephone Company, Pacific Bell Telephone Company, Ameritech Illinois, Ameritech Indiana, Ameritech Michigan, Ameritech Ohio, Ameritech Wisconsin, Nevada Bell Telephone, Southern New England Telephone Company (hereinafter referred to as the "Company"), and Alloy LLC, a Delaware limited liability company ("Authorized Sales Representative" or "ASR").

                  WHEREAS, Company and ASR entered into various Authorized Sales Representative Agreements ("Draft Sales Agreements") dated October 2, 2000; and,

                  WHEREAS, Company and ASR signed a "Wireline Agency Signature Agreement" dated October 2, 2000 that further allows Company and ASR to timely amend and modify the terms of the Draft Sales Agreements now enter into this Agreement which shall replace any and all previous agreements between the Company and ASR with respect to the subject matter contained herein, and any and all such agreements are hereby terminated.

                  WHEREAS, the Company is engaged in the business of marketing and providing telecommunications services;

                  WHEREAS ASR desires to become an authorized sales representative for certain of the Company's services;

                  WHEREAS the Company wishes to engage ASR to promote the sale of such services;

                  NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

I.  EFFECTIVE DATE AND TERM OF AGREEMENT

         The term of this Agreement shall commence as of October 2, 2000 and shall continue:

                  (a) through October 1, 2001 or

                  (b) until either party provides written notice of termination, whichever is earlier.

Such notice shall be effective sixty days from the date of mailing except where the end of the term terminates the Agreement earlier, for terminations under
Section XI below, or as otherwise provided herein.

Renewal. If at the end of the one (1) year term, this Agreement has not been terminated by either Party giving to the other written notice of its intent to so terminate at least sixty (60) days prior to the end of such term, this Agreement shall continue under the same covenants, terms and

                    PROPRIETARY AND CONFIDENTIAL INFORMATION
                Not for use or disclosure outside Company and ASR
         except under written agreement approved in writing by Company.

conditions stated herein until terminated by either Party giving to the other written notice of its intent to so terminate at least sixty (60) days prior to the end of such term.

II.  SERVICES

         1. The services subject to this Agreement ("Services") are listed in Exhibit C, attached hereto and incorporated herein by reference.

         2. The Company reserves the right to add services to Exhibit C effective immediately upon written notice. The Company further reserves the right to modify the Services, including deleting Services listed in Exhibit C, and to alter or amend ASR's obligations and commission structure (Exhibit C) hereunder on thirty days written notice.

III.  RELATIONSHIP OF PARTIES

         1. The relationship between the parties established by this Agreement is that of independent contractors. Neither is an agent or employee of the other. Except for the rights and obligations of each party pursuant to this Agreement, neither has any right or any authority to enter into any contract or undertaking in the name of or for the account of the other, or to assume or create any obligation of any kind, express or implied, on behalf of the other, nor shall the acts or omissions of either create any liability for the other. ASR shall at no time represent itself as the Company. ASR shall conduct its business at its own initiative, responsibility and expense. ASR shall be responsible for its own acts, and those of its employees, agents, subordinates, and contractors during the performance of ASR's obligations under this Agreement.

         2. Notwithstanding the foregoing, when the Company confirms customer eligibility for Services, ASR shall be considered the agent of the Company solely for the purposes of receiving and safeguarding such eligibility information. "Receiving" shall mean to take possession of eligibility information. "Safeguarding" shall mean the obligation to take all reasonable steps to ensure against the unauthorized release or use of eligibility information. ASR shall receive and use such eligibility information for the sole purpose of marketing the Services. The terms and conditions of Section VIII shall also apply to the provision of this eligibility information.

         3. The Company hereby appoints ASR as an authorized sales representative, to market, promote the sale of, and be the procuring cause of orders for Services, as defined in Exhibit C, within the geographic market areas specified in Exhibit B, attached hereto and incorporated herein by reference. The Company reserves the right to appoint other authorized sales representatives.

         4. The Company reserves the right at its option to market or service any and all Services to customers. The Company reserves the right at any time to provide additional sales and marketing services with respect to ASR's customers and will not pay any commission for such services. The Company reserves the right to market Customer Premises Equipment ("CPE") in competition with ASR, and to resell ASR products and services if so executed through a separate agreement.

                    PROPRIETARY AND CONFIDENTIAL INFORMATION
                Not for use or disclosure outside Company and ASR
         except under written agreement approved in writing by Company.

         5. ASR accepts this appointment and agrees to exert commercially reasonable efforts to promote, on the Company's behalf, certain of the Company's Services; and to provide sales support activity in a professional and appropriate manner in compliance with federal or state laws, rules, or regulations that may govern such services. New commission structures, and any changes thereto, will become part of this Agreement.

         6. ASR represents that neither it, nor any of its affiliates is a reseller or a facilities based provider of intraLATA telecommunications service, and that neither ASR, nor any affiliate of ASR has applied for or received permission to operate as a Competitive Local Exchange Carrier (CLEC). If, during the term of this Agreement, the status of these representations change, this Agreement will be terminated immediately.

         7. ASR agrees if the Company identifies a situation in which ASR's activities are violating this Agreement, the Company may (1) withhold payment of commission during the investigation of such violation, and (2) require ASR to cease all activities hereunder. Failure to cease the activities hereunder as directed by the Company is cause for immediate termination of this Agreement. ASR shall work with the Company to resolve the issues causing the Company to impose such requirement(s), and shall not resume activities hereunder until such issues are resolved.

         8. The Company may make available to ASR additional opportunities including, but not limited to: contests, co-operative advertising, lists of leads for sales of Services, referrals for sales of Services, participation in module management and/or account management programs, and participation in other similar programs which the Company may from time to time deem appropriate. Such opportunities shall be offered and allocated solely at the Company's discretion and shall be defined by the Company if and when offered.

         9. The Company shall supply ASR with a reasonable number of brochures, price lists and other material the Company deems necessary for promoting the sale of Services, and with reasonable support for training ASR's personnel. If ASR requires unusual support or excess services, a charge may be applied for such support or services. Any portion of the foregoing material for which ASR has been charged which remains unused at the time the Company makes changes in any Services when such changes make such material unusable may be promptly returned to the Company for credit.

IV. ASR RESPONSIBILITIES

                  ASR agrees:

         1.       To act as a single point of contact for the customer's
Services needs.

         2. To employ a sufficient sales and service staff physically located and working in the Southwestern Bell territory, unless otherwise agreed to in writing by the Company, to provide adequate marketing coverage for new and existing customers subscribing to the Company's Services; said staff will do the marketing and support for ASR's customers.

                    PROPRIETARY AND CONFIDENTIAL INFORMATION
                Not for use or disclosure outside Company and ASR
         except under written agreement approved in writing by Company.

         3. To only submit orders for services directly sold by ASR to a customer and for which the customer has authorized the placement of orders.

         4. Before requesting information from the Company about a customer's account, to provide the Company with a letter of authorization ("LOA") signed by the customer authorizing such disclosure. Such LOA will be in a format approved by the Company.

         5. ASR is responsible for providing its personnel with sufficient training that the Company reasonably deems necessary to maintain a staff of competent sales personnel conversant in the specifications, features and advantages of Services. ASR agrees that if it schedules any training with the Company and fails to cancel such training at least three business days before the class date, or fails to attend, the Company may, at its sole discretion, charge ASR $150 per person per day plus any additional reasonable fees to cover Company's costs.

         6. Not to use random or sequential dialers or automatic dialing and announcing devices ("ADADS") in placing calls to customers.

         7. To sell Services to customers regardless of whether such customers purchase CPE or other products from ASR.

         8. If required by the Company pursuant to the Company's internal rules and practices, to submit a Minority, Women, and Disabled Veteran Business Enterprise subcontracting plan.

         9. Upon request from the Company, to provide the Company with the Federal Taxpayer Identification Number and/or, as appropriate, the Social Security number, for ASR to be used for tax reporting purposes.

         10. ASR is not anticipated to telemarket services listed in Exhibit C. Any such activity would be subject to negotiation and modification to this agreement.

         11. ASR shall market Services to its customers strictly in accordance with the prices, terms, and conditions set forth in applicable Company tariffs and policies for the sale of the Services hereunder. The Company reserves the right at any time to seek regulatory approval to change the specifications of any Services as shown in tariffs, to alter or eliminate any Services or any aspect thereof, or to change any Service rates. Should the Services be offered under an eligible contract, ASR shall offer such Services subject to the applicable terms and conditions contained in such contract.

         12. ASR will take action as needed to meet customer service requirements and to ensure that its activities are properly coordinated to the customers' and the Company's satisfaction. ASR agrees to escalate customer issues within the Authorized Sales Representative Program organization following the Company's escalation procedures. ASR is responsible for the prompt reporting to the Company of customer complaints.

                    PROPRIETARY AND CONFIDENTIAL INFORMATION
                Not for use or disclosure outside Company and ASR
         except under written agreement approved in writing by Company.

         13. Any advertising copy outside the scope of the material provided by the Company to ASR for the sale of Company's Services (i.e. new copy or entirely new advertisements such as Directory ads, DM/DR, flyers, etc.) must be submitted to the Company for its prior review and written approval, at least thirty days before use, or such shorter period as agreed to by Company, and ASR shall, solely at ASR's expense and prior to use of any such advertising material, make any and all changes, corrections or alterations to such material that Company, in its sole discretion, deems necessary or advisable. Advertising and promotional materials will be created and used in accordance with all applicable laws and regulations, including those on false advertising and unfair competition and in accordance with Section IX herein. It is expressly understood and agreed that the Company may offer or ASR may request the right to use promotional materials developed by Company covering Services included in this Agreement. If such promotional material is provided, at the Company's sole discretion, to ASR, ASR shall abide by any rules regarding the use of said material as the Company shall establish from time to time.

         14. ASR agrees at all times to act in a professional and ethical manner and maintain a level of quality of service to its customers satisfactory to the Company in its sole discretion in accordance with standards established by the Company and then in effect. ASR shall at all times give prompt, courteous and efficient service to customers. ASR agrees it will not offer customers rebates or discounts contingent upon the purchase of Services, make misleading statements to customers, give money, gifts or any other consideration to the Company's employees, do anything that will dishonor, discredit, reflect adversely on, or injure the reputation of the Company, or create sales that do not provide value to the customer and the Company, or manipulate the compensation system. ASR further agrees to comply with all statutes, rules, regulations, and decisions which apply to the Company's employees marketing similar products to similar customers. Further, as an affiliate of the Company, the ASR agrees to the Company right to audit and review records necessary to assure compliance with federal and state rules, laws or regulations governing transaction between the Company and an affiliate.

V.  ORDERS

         1. ASR agrees to place orders only with the Company's designated sales support center or system, in a manner consistent with the then current documented standards, order format, data requirements, method of transmission of orders, procedures and timeframes, set by the applicable sales support center. ASR agrees not to place orders with other Company internal sales channels, or with other ASRs. ASR will receive compensation only on orders it places through the designated support center or system, unless otherwise authorized in writing in advance by the Company.

         2. ASR shall determine availability of Services on the basis of information received from the Company. All orders shall be subject to the availability of suitable facilities, which shall be determined by the Company. All orders for Services shall be further subject to approval and acceptance by the Company. In the event an order submitted by ASR is rejected, the Company will supply ASR with a specific and timely reason for such rejection.

                    PROPRIETARY AND CONFIDENTIAL INFORMATION
                Not for use or disclosure outside Company and ASR
         except under written agreement approved in writing by Company.

         3. Company reserves the right to require a deposit from any customer for Services sold by ASR and to request that ASR secure from the customer credit information as specified by the Company, which ASR shall forward along with the order. ASR shall inform customer that an order for service may not be considered binding upon Company until received and approved by Company, including receipt of any applicable deposit. ASR does not hereby guarantee the credit of any customer, but does agree that it will use commercially reasonable efforts to obtain accurate credit information.

         4. The Company shall have sole responsibility for billing customers for Services, unless otherwise agree to in writing.

VI. COMMISSIONS

         1. Subject to the restrictions regarding sales of Services to the entities specified in paragraph 4 below, and provided that ASR has fulfilled its obligations under this Agreement, for each Service sale made by ASR, the Company shall pay to ASR the commission provided for in Exhibit C for the particular Service ordered. If the customer terminates its Services within the time period specified in Exhibit C for the specific Services involved, any such commission shall be, at the Company's choice, refunded to Company within 30 days, or deducted from later commissions otherwise due ASR. The Company shall pay commissions only for order(s) placed by ASR during the term of this Agreement.

         2. After termination or cancellation of this Agreement, any debit commission balance for ASR shall be paid by ASR to the Company within thirty days written notice of such debit commission status. Until such debit balance is paid to the Company, ASR will not be considered for participation in any Company channel program.

         3. Upon termination of this agreement, ASR's final commission check may, at the discretion of the Company, be held for up to 6 months from the termination date.

         4. ASR will receive no commissions for ASR's sales of Services to:

                           (i)      ASR or to affiliates (as defined in Section
                  XII) of ASR unless otherwise agreed to in writing;

                           (ii) any company under contract with the Company to market Services;

                           (iii)    resellers of Services;

                           (iv) customers under programs specifically excluded by the Company;

                           (v)      the Company or its affiliates; and

                           (vi)     another ASR by ASR.

                    PROPRIETARY AND CONFIDENTIAL INFORMATION
                Not for use or disclosure outside Company and ASR
         except under written agreement approved in writing by Company.

         5. No commission shall be paid to ASR for any orders for Services sold to a customer directly by the Company or sold to a customer by any other entity, including another authorized sales representative unless specifically authorized in advance of the sale by the Company.

         6. Subject to the Company's rights under Section II, the applicable commission rate will be based upon the commission rate in effect on the date of service order completion in the Company's billing system.

         7. ASR's eligibility for a commission based on a sale of Services accrues as of the date of service order completion or upon payment for prepaid eligible contracts, whichever is later. Except as provided in Section XI, or as specified in Exhibit C, amounts due hereunder shall be paid by the Company to ASR on or before the last day of the month following the month in which the Company bills the customer.

         8. The Company shall have the right to deduct from payments to ASR any amounts owed to it by ASR, including, but not limited to, customer account adjustments (including those due to incorrect or inappropriate use of promotions), amounts due for advertising, or amounts due for failure to attend scheduled training or other seminars or workshops. The Company shall also have the right to require ASR to pay to the Company any amounts owed to it by ASR.

         9. ASR shall have one year from the date of completion of a service order in which to claim payment for such sale of Services, to raise any discrepancies regarding such payments, or to otherwise raise any issues regarding commissions on sales of Services. Such claims shall be made with specificity in writing and shall include all supporting documentation. The Company shall have no obligation to make payments or adjustments beyond such one year period.

VII.  CONFIDENTIALITY

         1. ASR acknowledges that 1) the Company is a regulated telecommunications company with a duty not to release confidential customer information without prior written consent, and that (2) unauthorized release of confidential customer information may result in the Company suffering significant injury including, but not limited to, monetary damages and impairment of the Company's relationship with its regulators, customers, and potential customers.

         2. All information relating to either party's customers and business, including but not limited to the terms and conditions of this Agreement, and all information that is marked confidential and/or proprietary or is designated as confidential and/or proprietary when disclosed, which is disclosed by either party to the other pursuant to this Agreement, other than such information as may be generally available to the public or the industry, is and will be disclosed in confidence solely for use in the conduct of business hereunder. Nothing contained herein shall grant either party any right, title, or interest to any information provided by the other party hereunder. Each party agrees to keep such information secret and confidential and not to disclose it to any other person or use it during the term of this Agreement or after its termination

                    PROPRIETARY AND CONFIDENTIAL INFORMATION
                Not for use or disclosure outside Company and ASR
         except under written agreement approved in writing by Company.

except in carrying out its obligations hereunder or in response to obligations imposed by tariff or order of a court or regulatory body.

         3. Each party shall take effective precautions, contractual and otherwise, reasonably calculated to prevent unauthorized disclosure or misuse of such information by any of its employees or by any other person having access to such information.

         4. Within thirty days after the termination of this Agreement, by either party and for any reason, each party shall notify the other which specific information disclosed by it pursuant to this Agreement is to be returned. Each party agrees promptly to return to the other any physical or written records containing such specifically identified information then in its possession, regardless of whether such physical or written records were prepared by ASR or by the Company. The duty to keep information confidential shall continue notwithstanding the termination of this Agreement. Upon the termination of this Agreement, all confidential information in tangible form provided to ASR by the Company shall be returned to the Company.

VIII.  TRADEMARKS AND TRADE NAMES

ASR and Company recognize that the names and trademarks of ASR and Company respectively are the property of owner of said mark or name and / or the Corporate Parent and as such may not be owned by the other party or used except as otherwise agreed to by the parties in an authorized writing.

IX.  INDEMNIFICATION/LIABILITY/INSURANCE

         1. Indemnification. Each party agrees to indemnify and hold the other party harmless from any and all claims, actions, damages, expenses and other liabilities, including reasonable attorneys' fees and costs, resulting from the first party's acts, omissions or misrepresentations, from any defect or failure of any kind in any product or service provided by the first party, or from infringement by the first party of any copyright, trademark, service mark, trade name or similar proprietary rights.

         2. Exclusion of Damages. In no event shall either party be liable to the other for consequential, indirect, special or incidental damages resulting from breach of this Agreement even if such party had been advised of the possibility of such potential loss or damage.

         3. Invention and Patent Rights. Neither party shall be deemed by anything contained in this Agreement or done pursuant to it to acquire any right, title or interest in or to any design, invention, improvement, process or system now or hereafter embodied in any services or products provided by the other party, whether or not such design, invention, improvement, process or system is patented or patentable under the laws of any country.

         4. ASR will be responsible for obtaining, at its own expense, any applicable permits, licenses, bond, or other necessary legal authorization for work it is to perform.

                    PROPRIETARY AND CONFIDENTIAL INFORMATION
                Not for use or disclosure outside Company and ASR
         except under written agreement approved in writing by Company.

X.  TERMINATION

         This Agreement may be terminated by one party immediately upon the giving of 60 day notice in writing to the other party.

XI. GENERAL PROVISIONS

         1. The Company agrees at all times to act in a professional and ethical manner. The Company agrees that it will not do anything that will dishonor, discredit, reflect adversely on, or injure the reputation of ASR.

         2. Assignment. ASR acknowledges that it has been specifically selected to participate in the Company's Sales Agency Program after careful evaluation by the Company of ASR's financial stability, product line and reputation in the business community, as well as the individual abilities and reputation of ASR's management and sales force. Accordingly, the parties agree that neither this Agreement, nor any right or obligation hereunder is assignable, in whole or in part, whether by operation of law or otherwise, by ASR without the prior written consent of the Company. Changes of the form in which ASR does business (including but not limited to sole proprietorships, partnerships, limited liability partnerships, and corporations, and changes due to mergers or being acquired), shall be considered to be assignments which will require the prior written consent of the Company and requalification of ASR in its new form under the then existing qualification requirements. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns. If ASR assigns the Agreement pursuant to this provision, the existing Agreement shall be terminated and a new Agreement shall be entered into with ASR's assignee.

         3. Transfers. ASR's customer accounts may only be transferred pursuant to a written signed agreement between existing ASRs in good standing, provided the Company's prior written permission is obtained.

         4. Subcontracting. ASR agrees that it will not subcontract or attempt to subcontract any of its duties or obligations hereunder without the prior written consent of the Company.

         5. Affiliates. For the purposes of this Agreement, an "affiliate" of any entity shall respectively mean:

         -  for the Company:

            a) any corporation or business entity in which the Company or SBC Communications Inc. (for the purposes of this section, collectively "the Company") or any subsidiary, any successor corporation, any subsidiary of such successor, or any corporation of which the Company becomes a wholly owned subsidiary or any subsidiary of such corporation, has any ownership interest; and

         -  for ASR:

            b) any corporation or business entity in which ASR has any ownership or potential


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                    PROPRIETARY AND CONFIDENTIAL INFORMATION
                Not for use or disclosure outside Company and ASR except under written agreement approved in writing by Company.

            ownership in any form or from which ASR receives or has the option to receive any profits generated by such corporation or business entity.

Upon request, each party shall provide the other party with a list of its affiliates.

         6. Notices and Other Communications. Every notice, consent, approval or other communication required or contemplated by this Agreement by either party shall be in writing and shall be delivered in person, by postage prepaid mail, by overnight courier service, by facsimile or by electronic messaging addressed to the party for whom intended at the address specified below or at such other address as the intended recipient previously shall have designated by written notice to the other party; provided, however, that any notices with respect to ASR's status as such may not be given by electronic messaging. Where specifically required, notices shall be by certified or registered mail. Unless otherwise provided in this Agreement, notice by mail shall be effective on the date it is officially recorded as delivered by return receipt or equivalent, and, in the absence of such record of delivery, it shall be presumed to have been delivered the fifth day, or next business day thereafter, after it was deposited in the mails. Notice given by overnight courier service shall be effective on the date it is recorded by such courier service as delivered. Notice given by facsimile shall be effective on the date noted on the facsimile log as the date sent. Notice given by electronic messaging shall be effective on the date sent, as indicated by the electronic messaging system. Except for notice given by electronic messaging, notice not given in writing shall be effective only if acknowledged in writing by a duly authorized officer of the party to whom it was given.

To:  ASR: Alloy LLC                         To:  Company:
     1100 Peachtree Street, Suite 1000           C/O SBC Communications Inc.
     Atlanta, Georgia 30309                      175 E. Houston
                                                 San Antonio, TX 78205
     Attn: Chief Executive Officer               Attn: Senior Executive Vice
                                                 President-General Counsel

         7. No Waiver of Rights. Failure of either party at any time to require the other party's performance of any obligation under this Agreement shall not affect the right to require performance of that obligation or any other obligation. Any waiver by either party of any breach of any provision hereof shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver or modification of the provision itself, or a waiver or modification of any right under this Agreement.

         8. Governing Law. This Agreement will be governed by and construed in accordance with the laws of Missouri, excluding its rules governing conflict of laws. If any provision of this Agreement is not valid, it will not affect other provisions and the parties agree that, if that invalidity reveals a situation not provided for by this Agreement, they will jointly seek an agreement having a valid legal and economic effect as similar as possible to the ineffective provision and covering the scope of any missing provision in a manner reasonably directed to the purpose of this Agreement.


                                                                         Page 10

                    PROPRIETARY AND CONFIDENTIAL INFORMATION
                Not for use or disclosure outside Company and ASR
         except under written agreement approved in writing by Company.

         9. Regulatory Changes. This Agreement shall at all times be subject to such changes or modifications by the Public Utilities Commissions of the states in which Services are offered as said Commissions may from time to time direct in the exercise of their jurisdiction. The Company reserves the right to amend or terminate this Agreement to conform it to any requirement of applicable laws or regulations or to any requirement imposed by the a state's Public Utilities Commission or the Federal Communications Commission in the exercise of their jurisdiction over the Company, or to any requirement of the United States Department of Justice or the state or federal courts in connection with the Telecommunications Act of 1996. ASR shall have the right within thirty days of receipt of notice of any amendments made pursuant to this Section XII to terminate this Agreement.

         10. Compliance with Laws. Each party will comply with any and all applicable tariffs, rules and orders of judicial and regulatory bodies, and local, state, and federal laws, including specifically, but not limited to, laws, rules and orders relating to monitoring of employees' telephone conversations with customers, and shall defend, indemnify and hold the other party harmless from and against any and all loss, cost, damage or liability, including but not limited to reasonable attorneys fees and costs, arising from or in connection with any failure of the first party to so comply.

         11. If any work to be performed by ASR under this Agreement is at variance with any law, ordinance, order, regulation, or safety or health standards, ASR shall properly notify the Company before performance of the work.

         12. ASR expressly agrees not to discriminate against any employee or applicant because of race, color, religion, age, sex, national origin or physical handicap during the performance of this Agreement.

         13. Modification. No modification or amendment of this Agreement shall be valid or binding on the parties unless such modification or amendment is made by the Company in accordance with Sections II(2) or XII hereof or is in writing and duly executed by the authorized representative of each party.

         14. Entire Agreement. This Agreement sets forth the entire understanding and supersedes prior agreements between the parties relating to the subject matter contained herein and merges all prior discussions between them.

         15. Counterpart. This document may be signed in counterpart by each party.


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                    PROPRIETARY AND CONFIDENTIAL INFORMATION
                Not for use or disclosure outside Company and ASR except under written agreement approved in writing by Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement.

SBC Communications Inc                    Alloy LLC by Alloy Management Corp.,
                                          its manager

By:   /s/ James S. Kahan                  By:     /s/ Mark L. Feidler
      -----------------------             ------------------------------------
Name: James S. Kahan                      Name:  Mark L. Feidler
      -----------------------             ------------------------------------
Title:  Sr. EVP                           Title: Chief Operating Officer
        ---------------------             ------------------------------------
Date Signed: October 16, 2000             Date Signed: October 16, 2000


                                                                         Page 12


                    PROPRIETARY AND CONFIDENTIAL INFORMATION
                Not for use or disclosure outside Company and ASR
         except under written agreement approved in writing by Company.

                      EXHIBIT A - CODE OF BUSINESS CONDUCT


Every ASR has the responsibility of dealing fairly towards Southwestern Bell's customers, past and present, fellow ASRs and the general public.

Each ASR has the responsibility of adhering to generally accepted standards of accuracy, truth and good taste at all times. No ASR shall represent conflicting or competing interests, nor shall be placed in a position where the ASR's interest is, or may be, in conflict with duty to the customer.

Each ASR shall safeguard the confidences of both present and former clients, and shall not accept retainers which may involve the disclosure or use of these confidences to the disadvantage or prejudice of such clients.

No ASR shall intentionally disseminate false or misleading information, and each ASR is obligated to use as much care as is humanly possible to avoid dissemination of false or misleading information.

No ASR shall intentionally injure the professional reputation or practice of another ASR. However, if an ASR has evidence that another vendor has been guilty of unethical, illegal or unfair practices, including practices in violation of this Code, the ASR is obligated to present the information to the proper authorities of SWBT for action in accordance with the terms and conditions set forth in the applicable services agreement.

In performing services for a customer, no Authorized ASR shall accept fees, commissions, or any other valuable consideration in connection with those services from anyone other than the Company.

It is imperative that no ASR should be in conflict by retaining ownership in any company selling or leasing telecommunications where such interest constitutes a conflict of interest.

An ASR shall, as soon as possible, sever the relationship with any organization when the ASR knows or should know that continued employment would require the ASR to conduct itself contrary to the good conduct principles of this Code.

Each ASR's employees shall be treated as individuals with respect to their dignity and recognition of their merit.

/s/ M.L. Feidler                                 10/16/00
--------------------------                       -------------------------------
Signature                                        Date





                    PROPRIETARY AND CONFIDENTIAL INFORMATION
                Not for use or disclosure outside Company and ASR
         except under written agreement approved in writing by Company.

                            EXHIBIT B.1 - MARKET AREA
                                      SWBT


The geographic market area, in which ASR is authorized to market, promote the sale of, and be the procuring cause of orders for Services, is defined as follows:

                  ARKANSAS
---------

                  KANSAS
---------

   X              MISSOURI
---------

                  OKLAHOMA
---------

   X              TEXAS
---------



                    PROPRIETARY AND CONFIDENTIAL INFORMATION
                Not for use or disclosure outside Company and ASR
         except under written agreement approved in writing by Company.

                            EXHIBIT B.2 - MARKET AREA
                         SOUTHERN NEW ENGLAND TELEPHONE


The geographic market area, in which ASR is authorized to market, promote the sale of, and be the procuring cause of orders for Services, is defined as follows:



   X     Southern New England Telephone Operating Area
-------




                    PROPRIETARY AND CONFIDENTIAL INFORMATION
                Not for use or disclosure outside Company and ASR
         except under written agreement approved in writing by Company.

                           EXHIBIT B.3 - MARKET AREA
PACIFIC BELL TELEPHONE COMPANY, AMERITECH ILLINOIS, AMERITECH INDIANA, AMERITECH
      MICHIGAN, AMERITECH OHIO, AMERITECH WISCONSIN, NEVADA BELL TELEPHONE

The geographic market area, in which ASR is authorized to market, promote the sale of, and be the procuring cause of orders for Services, is defined as follows:



   X         Not Applicable
-------



                    PROPRIETARY AND CONFIDENTIAL INFORMATION
                Not for use or disclosure outside Company and ASR
         except under written agreement approved in writing by Company.

                           EXHIBIT C.1 - COMPENSATION
                                      SWBT


SWBT will pay to SBCW on a monthly basis:

-   Floor Space Use @ $20.00 sq. ft.
    -  l0l sq.ft            St. Louis (South County)
    -   73 sq. ft.          Dallas (Frisco)

-   Loaded Employee Salaries (Salary + Benefits)
    -   three employees     St. Louis
    -   two employees       Dallas

-   Commissions paid to allocated employees


    Monthly Total Less 25% for Wireless Allocated Costs & Charges from Total.
--------------------------------------------------------------------------------

BY WAY OF EXAMPLE:

                Floor space charge $1460.00
                2 employee base plus benefits                    6182.00
                2 employee's commissions/mo.                     1610.30

                                   Less 25% to SWBW           ($2,313.08)


                                   Invoice Total               $6,939.23


Send Invoices to:
                SBC Operations
                Attn:    Katherine Trevino
                530 McCullough, Room 8-L-02
                San Antonio, TX 78215


                    PROPRIETARY AND CONFIDENTIAL INFORMATION
                Not for use or disclosure outside Company and ASR
         except under written agreement approved in writing by Company.

EXHIBIT C.2 - COMPENSATION
                     SOUTHERN NEW ENGLAND TELEPHONE COMPANY

                           (EFFECTIVE OCTOBER 1, 1999)


PRODUCT/SERVICE                        PAYOUT TO STORE                   ANNUAL QUOTA
INTERNET - UNLIMITED                       $10.00                       To Be Determined

Caller ID with Name                        $10.00                       To Be Determined

Total phone Package                        $10.00                       To Be Determined

Call Waiting                               $ 2.50                       To Be Determined

Voice Mail                                 $10.00                       To Be Determined

Intrastate Pic Change                      $ 5.00                       To Be Determined

Interstate Pic Change                      $ 5.00                       To Be Determined

Worldwide Solutions                        $ 5.00                       To Be Determined

Wireline Set: up to $99                    $ 5.00                       To Be Determined

Wireline Set: $100 - $199                  $10.00                       To Be Determined

Wireline Set: $200 +                       $15.00                       To Be Determined


                    PROPRIETARY AND CONFIDENTIAL INFORMATION
                Not for use or disclosure outside Company and ASR
         except under written agreement approved in writing by Company.

                           EXHIBIT C.3 - COMPENSATION
PACIFIC BELL TELEPHONE COMPANY, AMERITECH ILLINOIS, AMERITECH INDIANA, AMERITECH
      MICHIGAN, AMERITECH OHIO, AMERITECH WISCONSIN, NEVADA BELL TELEPHONE


Not Applicable


                    PROPRIETARY AND CONFIDENTIAL INFORMATION
                Not for use or disclosure outside Company and ASR
         except under written agreement approved in writing by Company.